We have read the statements that we understand Worldwide Equipment
Corp. and Subsidiaries will include under Item 3 of the Form 10 report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.


                                            Sincerely,

                                            /s/Moore Stephens, P.C.
                                            -----------------------
                                            MOORE STEPHENS P.C.